                                                                April    , 2005

                            EXCHANGE AGENT AGREEMENT

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

Ladies and Gentlemen:

          Mastellone Hermanos S.A. an Argentine corporation (the "Company")
proposes to make an offer (the "Exchange Offer") to exchange all of its outstanding 8% Collaterlized Senior Notes due 2012, Series A-1 and B-1, (the
"Old Securities") for an equal principal amount of its 8% Collaterlized Senior
Notes due 2012, Series A-2 and B-2, (the "New Securities") respectively. The terms and conditions of the Exchange Offer as currently contemplated are set
forth in a prospectus, dated April    , 2005 (the "Prospectus") included in the
Company's Registration Statement on Form F-4 (333-122268) as amended (the
"Registration Statement") filed with the Securities and Exchange Commission (the
"SEC"), proposed to be distributed to all record holders of the Old Securities.
The Old Securities and the New Securities are collectively referred to herein as the "Securities".

          The Company hereby appoints The Bank of New York to act as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. References hereinafter to "you" shall refer to The Bank of New York.

          A copy of each of the form of letter of transmittal (the "Letter of
Transmittal") and the form of letter to brokers and the form of letter to clients (collectively, the "Tender Documents") to be used by Holders of Old
Notes in order to receive New Notes pursuant to the Exchange Offer have been provided to you for your review and comment.

          The Exchange Offer is expected to be commenced by the Company on or
about April     , 2005. The Letter of Transmittal accompanying the Prospectus
(or in the case of book-entry securities, the Automated Tender Offer Program
("ATOP") of the Book-Entry Transfer Facility (as defined below)) is to be used by the holders of the Old Securities to accept the Exchange Offer and contains instructions with respect to the delivery of certificates for Old Securities tendered in connection therewith.

          The Exchange Offer shall expire at 5:00 p.m., New York City time, on
          , 2005 or on such subsequent date or time to which the Company may extend the Exchange Offer (the "Expiration Date"). Subject to the terms and conditions set forth in the Prospectus, the Company expressly reserves the right to extend the Exchange Offer from time to time and may extend the Exchange Offer by giving oral (promptly confirmed in writing) or written notice to you before
9:00 a.m., New York City time, on the business day following the previously scheduled Expiration Date.

          The Company expressly reserves the right to amend or terminate the
Exchange Offer, and not to accept for exchange any Old Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified in the Prospectus under the caption "The
Exchange Offer -- Conditions of the Exchange Offer." The Company will give oral
(promptly confirmed in writing) or written notice of any amendment, termination or nonacceptance to you as promptly as practicable.

          In carrying out your duties as Exchange Agent, you are to act in accordance with the following instructions:

          1. You will perform such duties and only such duties as are specifically set forth in the section of the Prospectus captioned "The Exchange
Offer" or as specifically set forth herein; provided, however, that in no way will your general duty to act in good faith be discharged by the foregoing.

          2. You will establish book-entry accounts with respect to the Old
Securities at The Depository Trust Company (the "Book-Entry Transfer Facility")
for purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in the
Book-Entry Transfer Facility's systems may make book-entry delivery of the Old
Securities by causing the Book-Entry Transfer Facility to transfer such Old
Securities into your accounts in accordance with the Book-Entry Transfer
Facility's procedure for such transfer.

          3. You are to examine each of the Letters of Transmittal and certificates for Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility) and any other documents delivered or mailed to you by or for holders of the Old Securities to ascertain whether: (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with instructions set forth therein; and (ii) the Old Securities have otherwise been properly tendered. In each case where the Letter of Transmittal or any other document has been improperly completed or executed or any of the certificates for Old Securities are not in proper form for transfer or some other irregularity in connection with the acceptance of the Exchange Offer exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be reasonably necessary or advisable to cause such irregularity to be corrected. You are not authorized

                                      -2-

to waive any irregularity in connection with a surrender of Old Notes except as provided in paragraph 4.

          4. With the approval of the Chief Executive Officer, Chief Operating
Officer, Assistant Chief Operating Officer, or any Chief Financial Officer of
the Company (such approval, if given orally, to be promptly confirmed in writing) or any other party designated in writing, by such an officer, you are authorized to waive any irregularities in connection with any tender of Old
Securities pursuant to the Exchange Offer.

          5. Tenders of Old Securities may be made only as set forth in the
Letter of Transmittal and in the section of the Prospectus captioned "The
Exchange Offer -- Procedures for Tendering Old Notes", and Old Securities shall be considered properly tendered to you only when tendered in accordance with the procedures set forth therein.

          Notwithstanding the provisions of this Section 5, Old Securities which the Chief Executive Officer, Chief Operating Officer, Assistant Chief Operating
Officer, or Chief Financial Officer of the Company shall approve as having been properly tendered shall be considered to be properly tendered (such approval, if given orally, shall be promptly confirmed in writing).

          6. You shall advise the Company with respect to any Old Securities received subsequent to the Expiration Date and accept its instructions with respect to disposition of such Old Securities.

          7. You shall accept tenders:

               (a) in cases where the Old Securities are registered in two or more names only if signed by all named holders;

               (b) in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of his or her authority so to act is submitted; and

               (c) from persons other than the registered holder of Old
Securities, provided that customary transfer requirements, including payment of any applicable transfer taxes, are fulfilled.

          You shall accept partial tenders of Old Securities where so indicated
and as permitted in the Letter of Transmittal and deliver certificates for Old
Securities to the registrar for split-up and return any untendered Old
Securities to the holder (or such other person as may be designated in the
Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

                                      -3-

          8. Upon satisfaction or waiver of all of the conditions to the
Exchange Offer, the Company will notify you (such notice, if given orally, to be promptly confirmed in writing) of its acceptance, promptly after the Expiration
Date, of all Old Securities properly tendered and you, on behalf of the Company, will exchange such Old Securities for New Securities and cause such Old
Securities to be cancelled. Delivery of New Securities will be made on behalf of the Company by you at the rate of $1,000 principal amount of New Securities for each $1,000 principal amount of the corresponding series of Old Securities tendered promptly after notice (such notice if given orally, to be promptly confirmed in writing) of acceptance of said Old Securities by the Company;
provided, however, that in all cases, Old Securities tendered pursuant to the
Exchange Offer will be exchanged only after timely receipt by you of certificates for such Old Securities (or confirmation of book-entry transfer into your account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other required documents. You shall issue New Securities only in denominations of $1,000 or any integral multiple thereof.

          9. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and upon the conditions set forth in the Prospectus and the Letter of Transmittal, Old Securities tendered pursuant to the Exchange
Offer may be withdrawn at any time prior to the Expiration Date.

          10. The Company shall not be required to exchange any Old Securities tendered if any of the conditions set forth in the Exchange Offer are not met.
Notice of any decision by the Company not to exchange any Old Securities tendered shall be given (if given orally, to be promptly confirmed in writing)
by the Company to you.

          11. If, pursuant to the Exchange Offer, the Company does not accept for exchange all or part of the Old Securities tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption "The Exchange Offer -- Conditions of the Exchange Offer" or
otherwise, you shall as soon as practicable after the expiration or termination of the Exchange Offer return those certificates for unaccepted Old Securities
(or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in your possession, to the persons who deposited them.

          12. All certificates for reissued Old Securities, unaccepted Old
Securities or for New Securities shall be forwarded by first-class mail at the expense of the Company.

          13. You are not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit tenders.

          14. As Exchange Agent hereunder you:

                                      -4-

               (a) shall not be liable for any action or omission to act unless the same constitutes your own gross negligence, willful misconduct or bad faith, and in no event shall you be liable to a securityholder, the Company or any third party for special, indirect or consequential damages, or lost profits, arising in connection with this Agreement.

               (b) shall have no duties or obligations other than those
specifically set forth herein or as may be subsequently agreed to in writing between you and the Company;

               (c) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any of the certificates or the Old Securities represented thereby deposited with you pursuant to the Exchange Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer or the New Securities issued in connection with the Exchange Offer;

               (d) shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability, unless you shall have been furnished with indemnity satisfactory to you;

               (e) may conclusively rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and believed by you to be genuine and to have been signed or presented by the proper person or persons;

               (f) may act upon any tender, statement, request, document, agreement, certificate or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith believe to be genuine or to have been signed or presented by the proper person or persons;

               (g) may conclusively rely on and shall be protected in acting upon written or oral instructions from any authorized officer of the Company;

               (h) may consult with counsel of your selection with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you hereunder in good faith and in accordance with the advice or opinion of such counsel; and

               (i) shall not advise any person tendering Old Securities pursuant to the Exchange Offer as to the wisdom of making such tender or as to the market value or decline or appreciation in market value of any Old Securities.

                                      -5-

          15. At the expense of the Company, you are to mail the Prospectus,
Letter of Transmittal and the Notice of Guaranteed Delivery (as defined in the
Prospectus) or such other forms as may be approved from time to time by the
Company to all the Holders and participants on the day that you are notified by the Company that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, or as soon as practicable thereafter, and to make subsequent mailings thereof after the date thereof to any persons who become Holders prior to the Expiration Date. You shall take such action as may from time to time be requested by the Company (and such other action as you may deem appropriate) to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery (as defined in the Prospectus) or such other forms as may be approved from time to time by the Company, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Exchange
Offer. The Company will furnish you with copies of such documents on your request. All other requests for information relating to the Exchange Offer shall be directed to the Company, Attention: Rodolfo D. Gonzalez, Chief Financial
Officer.

          16. You shall advise by facsimile transmission Rodolfo D. Gonzalez, the Chief Financial Officer of the Company (at the facsimile number 54 (0)
237-4859-050), and such other person or persons as the Company may request, daily (and more frequently during the week immediately preceding the Expiration
Date if requested) up to and including the Expiration Date, as to the number of
Old Securities which have been tendered pursuant to the Exchange Offer and the items received by you pursuant to this Agreement, separately reporting and giving cumulative totals as to items properly received and items improperly received. In addition, you will also inform, and cooperate in making available to, the Company or any such other person or persons upon oral request made from time to time prior to the Expiration Date of such other information as they may reasonably request. Such cooperation shall include, without limitation, the granting by you to the Company and such person as the Company may request of access to those persons on your staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date the Company shall have received information in sufficient detail to enable it to decide whether to extend the Exchange Offer. You shall prepare a final list of all persons whose tenders were accepted, the aggregate principal amount of Old
Securities tendered, the aggregate principal amount of Old Securities accepted and deliver said list to the Company.

          17. Letters of Transmittal and Notices of Guaranteed Delivery shall be stamped by you as to the date and, after the expiration of the Exchange Offer, the time, of receipt thereof and shall be preserved by you for a period of time at least equal to the period of time you preserve other records pertaining to the transfer of securities. You shall dispose of unused Letters of Transmittal and other surplus materials by returning them to the Company.

                                      -6-

          18. For services rendered as Exchange Agent hereunder, you shall be entitled to such compensation as set forth on Schedule I attached hereto. The provisions of this section shall survive the termination of this Agreement.

          19. You hereby acknowledge receipt of the Prospectus and the Letter of
Transmittal. Any inconsistency between this Agreement, on the one hand, and the
Prospectus and the Letter of Transmittal (as they may be amended from time to time), on the other hand, shall be resolved in favor of the latter two documents, except with respect to your duties, liabilities and indemnification as Exchange Agent.

          20. The Company covenants and agrees to fully indemnify and hold you harmless against any and all loss, liability, cost or expense, including attorneys' fees and expenses, incurred without gross negligence or willful misconduct on your part, arising out of or in connection with any act, omission, delay or refusal made by you in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed by you to be valid, genuine and sufficient and in accepting any tender or effecting any transfer of Old Securities believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Old Securities. In each case, the Company shall be notified by you, by letter or facsimile transmission, of the written assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such written assertion or shall have been served with a summons in connection therewith. The Company shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company shall assume the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by you, so long as the Company shall retain counsel satisfactory to you to defend such suit, and so long as you have not determined, in your reasonable judgment, that a conflict of interest exists between you and the Company. The provisions of this section shall survive the termination of this Agreement or the resignation or removal of you as the Exchange Agent.

          21. You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax
Identification Numbers, and shall file any appropriate reports with the Internal
Revenue Service including W-8's and W-9's received from holders in the Exchange
Offer.

          22. You shall deliver or cause to be delivered, in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the exchange of Old Securities, the Company's check in the amount of all transfer taxes so payable; provided, however, that you shall reimburse the
Company for amounts refunded to you in respect of your payment of any such transfer taxes, at such time as such refund is received by you.

                                      -7-

          23. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of law principles, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

          24. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

          25. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          26. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

          27. Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

          If to the Company:

               Attention: Rodolfo D. Gonzalez
               Chief Financial Officer
               Mastellone Hermanos S.A.
               Almirante Brown 957
               B1742KFS Gral. Rodriguez
               Pcia de Buenos Aires
               Argentina

               Telephone: 54 (0) 237-4859-059
               Facsimile: 54 (0) 237-4859-050

          If to the Exchange Agent:

               The Bank of New York
               101 Barclay Street
               Floor 21 West

                                      -8-

               New York, New York 10286

               Facsimile: (212) 815-5915
               Attention: Corporate Trust Trustee
                          Administration

          28. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Expiration Date. Notwithstanding the foregoing, Sections 18 and 20 shall survive the termination of this Agreement.
Upon any termination of this Agreement, you shall promptly deliver to the
Company any certificates for Securities, funds or property then held by you as
Exchange Agent under this Agreement.

          29. This Agreement shall be binding and effective as of the date hereof.

                                      -9-

          Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                          MASTELLONE HERMANOS S.A.

                                          By:
                                              ---------------------------------
                                              Name: Rodolfo Gonzalez
                                              Title: Chief Financial Officer

Accepted as of the date
first above written:

THE BANK OF NEW YORK, as Exchange Agent

By:
    --------------------------------
    Name:
    Title:

                                      -10-

                                   SCHEDULE I
                         COMPENSATION OF EXCHANGE AGENT:

                    $10,000 PLUS $500 PER EXTENSION OF OFFER
                 PLUS OUT-OF POCKET EXPENSES, INCLUDING WITHOUT
                      LIMITATION, LEGAL FEES AND EXPENSES.